Exhibit 99.1

November 13, 2013

Status of Plan of Complete Liquidation and Dissolution (Plan of Dissolution)

Since our last communication, we have made substantial progress in implementing our Plan of Dissolution, including:

•	We have obtained a release of the escrow established at the closing of our sale of assets to Chemring Group PLC. We paid some modest claims to Chemring pursuant to the escrow agreement which allowed us to reclaim approximately $14.96 million.

•	We have obtained a no action letter from the SEC which will allow us to forego future filings of Forms 10-Q and K. The SEC has agreed that we can update our stockholders in public filings via periodic Forms 8-K to report material events in the dissolution process. We will save substantial funds by not having to file Forms 10-Q and 10-K as we will no longer need to engage an independent public accounting firm and we will not incur certain other costs of preparing these public filings. In addition to Form 8-K filings, we will continue to prepare and publish on this website our financial statements on a quarterly basis, together with a brief analysis and explanation of these statements. Attached to this letter are the financial statements for the third quarter of 2013 and a brief analysis of these statements is set forth below.

•	We have obtained approval from the Court of Chancery of the State of Delaware to make liquidating distributions to our stockholders. We expect to make a substantial distribution later this year with a final (much smaller) distribution in September 2014 as required by Delaware law. The amounts of these distributions will depend upon certain costs and expenses we incur, principally in winding up and dissolving our foreign subsidiaries. We estimate that the initial distribution will be made by mid-December 2013 (earlier if possible) and will be in the range of $5.00 to $5.10 per share.

•	We have engaged Computershare, Inc., our former stock transfer agent, to act as our paying agent. Accordingly, you will soon receive instructions directly from Computershare as to the steps you will need to take to obtain your distribution.

Financial Statements for the Quarter Ended September 30, 2013

Attached are our financial statements as of September 30, 2013. The statements were compiled by Ryan Sharkey, LLP.

As of September 30, 2013, the net assets of the Company on a liquidation basis were $43.025 million, a decrease of $.0231 million since June 30, 2013. The net assets in liquidation per share at September 30, 2013 was $5.22.

The decrease in net assets during the September quarter was principally the result of (i) costs we expect to incur in the first 8 months of 2014 and (ii) reduced earnings on our investments.

As noted in all of our prior SEC filings and stockholder communications, our prior estimate of net costs included costs and expenses through December 31, 2013. As we will not make the final distribution until September 2014, we will have additional costs and expenses in 2014.

When we were advised in early August 2013 that the Department of Justice was closing its inquiry of ADG, we advised our investment advisor to begin to liquidate our investments in anticipation of a substantial distribution in late 2013. As a result, we have received modest investment income in the third quarter and anticipate very little investment income going forward.

Sincerely,

John G. Meyer, Jr. and Charles S. Ream

ADG Board of Directors

The Allied Defense Group, Inc. and Subsidiaries

Compiled Consolidated Financial Statements (Liquidation Basis)

For the Three and Nine Months Ended September 30, 2013

The Allied Defense Group, Inc. and Subsidiaries

Compiled Consolidated Financial Statements (Liquidation Basis)

For the Three and Nine Months Ended September 30, 2013

Contents

Page

Compiled Financial Statements:

Condensed Consolidated Statements of Net Assets as of September 30, 2013 and December 31, 2012 (Liquidation Basis)	1

Condensed Consolidated Statements of Changes in Net Assets for the Three and Nine Months Ended September 30, 2013 (Liquidation Basis)	2

Notes to Condensed Consolidated Financial Statements (Liquidation Basis)	3 - 7

The Allied Defense Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Net Assets as of:

(Thousands of Dollars, except per share and share data)

	September 30, 2013	December 31, 2012

Assets
Cash and cash equivalents	$26,349	$1,079
Short-term investments	17,296	28,604
Accrued interest receivable	240	330
Funds held in escrow	—	15,013

Total Assets	43,885	45,026

Liabilities
Estimated net costs to be incurred during liquidation	639	1,577
Accounts payable	47	95
Other liabilities	174	98

Total Liabilities	860	1,770

Net Assets in Liquidation	$43,025	$43,256

Number of Shares Outstanding	8,235,195	8,235,195

Net Assets in Liquidation Per Share	$5.22	$5.25

See Notes to Financial Statements.

The Allied Defense Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Changes in Net Assets for the:

(Thousands of Dollars)

	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013

Net Assets in Liquidation at Beginning of Period	$43,269	$43,256

Changes in Fair Value of Net Assets in Liquidation
Adjust net assets to fair value	(5)	(4)
Increase in estimated net costs to be incurred during liquidation	(217)	(203)
Adjust estimated income to be earned during liquidation	(22)	(24)

Net Assets in Liquidation at End of Period	$43,025	$43,025

See Notes to Financial Statements.

The Allied Defense Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Thousands of Dollars)

NOTE 1 — DESCRIPTION OF BUSINESS

Business Operations

The Allied Defense Group Inc. (“Allied” or the “Company”), a Delaware corporation, previously conducted a multinational defense business focused on the manufacture and sale of ammunition and ammunition related products for use by the U.S. and foreign governments. Allied’s business was conducted by its two wholly-owned subsidiaries: MECAR sprl, formerly Mecar S.A. (“Mecar”), and ADG Sub USA, Inc., formerly Mecar USA, Inc. (“Mecar USA”).

Plan of Dissolution and Liquidation

On June 24, 2010, the Company signed a definitive purchase and sale agreement (the “Agreement”) with Chemring Group PLC (“Chemring”) pursuant to which Chemring agreed to acquire substantially all of the assets of the Company for $59,560 in cash and the assumption of certain liabilities. On September 1, 2010, the Company completed the asset sale to Chemring contemplated by the Agreement. Pursuant to the Agreement, Chemring acquired all of the capital stock of Mecar for approximately $45,810 in cash, and separately Chemring acquired substantially all of the assets of Mecar USA for $13,750 in cash and the assumption by Chemring of certain specified liabilities of Mecar USA. A portion of the purchase price was paid through the repayment of certain intercompany indebtedness owed to the Company that would otherwise have been cancelled at closing. $15,000 of the proceeds of the sale was deposited into escrow to secure the Company’s indemnification obligations under the Agreement. The total escrow was released in September, 2013 and the Company received approximately $14,959 therefrom. The amount released was the net of the $15,000 original escrow, increased by interest income of approximately $14 and decreased by indemnification amounts paid to Chemring of approximately $55.

In conjunction with the Agreement, the Board of Directors of the Company unanimously approved the dissolution of the Company pursuant to a Plan of Complete Liquidation and Dissolution (“Plan of Dissolution”). The Company’s stockholders approved the Plan of Dissolution on September 30, 2010. In response to concerns of certain of the Company’s stockholders, the Company agreed to delay the filing of a certificate of dissolution with the Delaware Secretary of State. The Company filed a certificate of dissolution with the Delaware Secretary of State on August 31, 2011. In connection with this filing, the Company’s stock transfer agent has ceased recording transfers of our stock and our stock is no longer publicly traded.

In October 2013, the Company received approval from the Court of Chancery of the State of Delaware to make liquidating distributions to its stockholders. The Company expects to make a substantial distribution later in 2013 with a final (much smaller) distribution in September 2014 as required by Delaware law. The amounts of these distributions will depend upon certain costs and expenses we incur, principally in winding up and dissolving our foreign subsidiaries.

The Allied Defense Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Thousands of Dollars)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Liquidation Basis of Accounting

With the authorization of the Plan of Dissolution, the Company adopted the liquidation basis of accounting effective as of the close of business on September 30, 2010. The liquidation basis of accounting will continue to be used by the Company until such time that the plan is terminated and all net assets have been distributed to shareholders.

Under the liquidation basis of accounting, the carrying amounts of assets as of the close of business on September 30, 2010, the date of the authorization of the Plan of Dissolution by the Company, were adjusted to their estimated net realizable values and liabilities, including the estimated costs associated with implementing the Plan of Dissolution, were stated at their estimated settlement amounts. Such value estimates were updated by the Company as of September 30, 2013 and December 31, 2012.

Consolidated Statements of Net Assets (Liquidation Basis) and Changes in Net Assets (Liquidation Basis) are the financial statements presented under the liquidation basis of accounting. The valuations of assets at their net realizable values and liabilities at their anticipated settlement amounts represent estimates, based on present facts and circumstances associated with carrying out the Plan of Dissolution based on the assumptions set forth below. The actual values and costs associated with carrying out the Plan of Dissolution are expected to differ from the amounts shown herein because of the inherent uncertainty of the estimates. Accordingly, it is not possible to predict the aggregate amount or timing of future distributions to stockholders, as long as the Plan of Dissolution is in effect and no assurance can be given that the amount of liquidating distributions to be received will equal or exceed the estimate of net assets in liquidation presented in the accompanying Consolidated Statements of Net Assets (Liquidation Basis).

The estimated net costs to be incurred during liquidation as of September 30, 2013 are as follows:

Compensation for directors	$63
Compliance costs	318
Professional fees	261

Subtotal	642
Less: interest income on cash and investment balances	(3)

Net costs to be incurred during liquidation	$639

These estimates are reviewed quarterly and adjusted as projections and assumptions change.

The Allied Defense Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Thousands of Dollars)

Principles of Consolidation

As of September 30, 2013, the consolidated financial statements of the Company include the accounts of Allied and its wholly-owned subsidiaries, which are as follows:

•	ARC Europe, a Belgian company,

•	Allied Research BV (“BV”), a Dutch company,

•	Allied Research Cooperative (“Coop”) and,

•	ADG Sub USA, Inc. (“Mecar USA”)

Fair Value of Financial Instruments

The Company values its assets and liabilities using the methods of fair-value as described in ASC 820, Fair Value Measurements and Disclosures. In accordance with ASC 820, the Company determines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to active markets for identical assets and liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). We classify fair value balances based on the observability of those inputs. The three levels of the fair value hierarchy are as follows:

•	Level 1 – Observable inputs such as quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and amounts derived from valuation models where all significant inputs are observable in active markets.

•	Level 3 – Unobservable inputs that reflect management’s assumptions.

NOTE 3 — SHORT-TERM INVESTMENTS

Cash in excess of funds required for immediate use by the Company has been invested with the primary goal to preserve capital. As such, the funds are invested in short-term, high-quality, fixed-income securities and are accounted for at fair value. As of September 30, 2013 and December 31, 2012, the fair value of these investments was $17,296 and $28,604, respectively, and was included in short-term investments on the Consolidated Statements of Net Assets (Liquidation Basis).

The Allied Defense Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Thousands of Dollars)

In addition to short-term investments, the Company invests in money market funds which are classified as cash equivalents. Amounts are transferred between short-term investments and money market funds based on investment availability and yield.

NOTE 4 — FAIR VALUE MEASUREMENTS

The following table sets forth the assets measured at fair value on a recurring basis, by input level, in the Condensed Consolidated Statement of Net Assets (Liquidation Basis) at September 30, 2013:

	Level 1	Level 2	Level 3	Total

Municipal Bonds	$15,575	$—	$—	$15,575
Certificates of Deposit	1,721	—	—	1,721

Total assets at fair value	$17,296	$—	$—	$17,296

The following table sets forth the assets and liabilities measured at fair value on a recurring basis, by input level, in the Condensed Consolidated Statement of Net Assets (Liquidation Basis) at December 31, 2012:

	Level 1	Level 2	Level 3	Total

Municipal Bonds	$23,697	$—	$—	$23,697
Certificates of Deposit	4,907	—	—	4,907

Total assets at fair value	$28,604	$—	$—	$28,604

NOTE 5 — INDUSTRY SEGMENTS

Prior to September 2010, the Company operated within two operating segments: Mecar and Mecar USA. In September 2010, the Company completed the divesture of Mecar and Mecar USA. As a result, Allied no longer has operating segments.

NOTE 6 — PROVISION FOR TAXES

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the consolidated financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse.

The Allied Defense Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Thousands of Dollars)

As of December 31, 2010, the Company provided for U.S. tax on foreign earnings that it expected to repatriate. In early 2011, approximately $13,757 was successfully repatriated and an additional sum of approximately $11,400 is expected to be repatriated by the end of 2013, which will be the final repatriated amount.

As of September 30, 2013 and December 31, 2012, the Company had no unrecognized tax benefits. No additional income tax is expected to be payable in repatriating the remaining amount. As of September 30, 2013, the fair value of net deferred tax assets is zero due to full valuation allowance. In early August 2013, the Company received a refund of $132 based on its 2012 US Income Tax Return. For the quarter ended September 30, 2013, there were no interest or penalties recorded.

In Belgium, the Company is still open to examination by the Belgian tax authorities from 2009 forward. Currently, the tax years 2009 and 2010 are under examination. The Company does not expect the results of that audit to have a material effect on the Company’s financial statements. In the United States, the Company is still open to examination from 2009 forward, although carryforward tax attributes that were generated prior to 2009 may still be adjusted upon examination by the U.S. tax authorities if they either have been or will be utilized.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Legal Proceedings

DOJ Subpoena

In August, 2013, the Company was advised that the U.S. Department of Justice has decided to close its inquiry of the Company without any charges or penalties.

Employee Severance Payments

The Company entered into employment agreements with certain management personnel at the Company’s subsidiaries and with certain domestic management personnel. These agreements provided for severance payments in the event of termination under certain conditions. In September 2010, the Company paid $1,650 in satisfaction of its severance obligations to the Company’s management personnel. Employment agreements with employees at Mecar and Mecar USA were assigned as part of the sale transactions. In September, 2013, the Company paid $75 of additional severance payments. No further severance payments are expected.